                               BOOKS AND RECORDS

                LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.

          RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

      Records to Be Maintained by Registered Investment Companies, Certain
          Majority-Owned Subsidiaries Thereof, and Other Persons Having
               Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------
Annual Reports                Finance                  Eric Jones                         Permanently, the first two
To Shareholders                                                                           years in an easily accessible
                                                                                          place

Semi-Annual                   Finance                  Eric Jones                         Permanently, the first two
Reports                                                                                   years in an easily accessible
                                                                                          place

Form N-SAR                    Finance                  Eric Jones                         Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities
(including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS

Daily reports                 Delaware                 Fund Accounting                    Permanently, the first two
of securities                                                                             years in an easily accessible
transactions                                                                              place



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

PORTFOLIO SECURITIES

Equity                        Delaware                  Fund Accounting                   Permanently, the first two
Notifications                                                                             years in an easily accessible
                                                                                          place

LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

RECEIPTS AND DELIVERIES OF SECURITIES (SHARES)

Not Applicable.

PORTFOLIO SECURITIES

Debit and                     Delaware                 Fund Accounting                    Permanently, the first two
Credit Advices                                                                            years in an easily accessible
from Bankers                                                                              place
(Bank Statements)


RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS

Investment                    Delaware                 Fund Accounting                    Permanently, the first two
Journal                                                                                   years in an easily accessible
                                                                                          place


Daily Journals                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

       (i) Separate ledger accounts (or other records) reflecting the following:
       (a)          Securities in transfer;
       (b)          Securities in physical possession;
       (c)          Securities borrowed and securities loaned;
       (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
       (e)          Dividends and interest received;
       (f)          Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

GENERAL LEDGER



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

General Ledger                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible place
SECURITIES IN TRANSFER

File consisting               State                    Mutual Funds                       Permanently, the first two
of bank advices,              Street Bank              Division                           years in an easily accessible
confirmations,                and Trust                                                   place
and Notification              Company
of Securities
Transaction



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

SECURITIES IN PHYSICAL POSSESSION

Securities                    State                    Mutual Funds                       Permanently, the first two
Ledger                        Street Bank              Division                           years in an easily accessible
                              and Trust                                                   place
                              Company

Portfolio                     State                    Mutual Funds                       Permanently, the first two
Listings                      Street Bank              Division                           years in an easily accessible
                              and Trust                                                   place
                              Company

SECURITIES BORROWED AND LOANED

Their files                   State                    Mutual Funds                       Permanently, the first two
                              Street Bank              Division                           years in an easily accessible
                              and Trust                                                   place
                              Company

MONIES BORROWED AND LOANED

Not Applicable.

DIVIDENDS AND INTEREST RECEIVED

Interest File                 Delaware                 Fund Accounting                    Permanently, the first two
Accrual                                                                                   years in an easily accessible
Activity                                                                                  place
Journal

Dividend Master               Delaware                 Fund Accounting                    Permanently, the first two
File Display                                                                              years in an easily accessible
                                                                                          place

DIVIDENDS RECEIVABLE AND INTEREST ACCRUED

Investment                    Delaware                 Fund Accounting                    Permanently, the first two
Journal                                                                                   years in an easily accessible
                                                                                          place


Dividend Master               Delaware                 Fund Accounting                    Permanently, the first two
File Display                                                                              years in an easily accessible
                                                                                          place



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

Interest File                 Delaware                 Fund Accounting                    Permanently, the first two
Accrual                                                                                   years in an easily accessible
Activity                                                                                  place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY

Inventory                     Delaware                 Fund Accounting                    Permanently, the first two
(on line)                                                                                 years in an easily accessible
                                                                                          place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer                 Delaware                 Fund Accounting                    Permanently, the first two
Ledger                                                                                    years in an easily accessible
                                                                                          place


(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. In respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

SHAREHOLDER ACCOUNTS

LNL - only                    Finance                  Eric Jones                         Permanently, the first two
shareholder                                                                               years in an easily accessible
                                                                                          place


(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

SECURITIES POSITION RECORD

Maintained by                 State                     Mutual Funds                      Permanently, the fist two
Custodian of                  Street Bank               Division                          years in an easily accessible
Securities                    and Trust                                                   place
                              Company



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings;
and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

CORPORATE DOCUMENTS

Corporate                     Secretary                Cindy Rose                         Permanently, the first two
charter, cer-                                                                             years in an easily accessible
tificate of                                                                               place
incorporation.

Bylaws and                    Secretary                Cindy Rose                         Permanently, the first two
minute books.                                                                             years in an easily accessible
                                                                                          place

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

ORDER TICKETS

Sales Order or                Janus Capital            Mutual Funds                       Six years, the first two
Purchase Order                                         Division                           years in an easily accessible
                                                                                          place

Notification                  State                    Mutual Funds                       Six years, the first two
From (From                    Street Bank              Division                           years in an easily accessible
AOS Trading                   and Trust                                                   place
System)                       Company

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

SHORT-TERM INVESTMENTS

Notification                  State                    Mutual Funds                       Six years, the first two
Form (From                    Street Bank              Division                           years in an easily accessible
AOS S-T                       and Trust                place
System)                       Company

Bank Advice                   Delaware                 Fund Accounting                    Six years, the first two
and Issuer                                                                                years in an easily accessible
Confirmation                                                                              place



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property
(but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

RECORD OF PUTS, CALLS, SPREADS, ETC.

Trade Notification  Delaware  Fund Accounting          Six Years.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

TRIAL BALANCE

General Ledger                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible
                                                                                          place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identities of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage                     Janus Capital            Mutual Funds                       Six Years, the first two
Allocation                                             Division                           years in an easily accessible
Report                                                                                    place


(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization.
There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading                       Janus Capital            Mutual Funds                       Six years, the first two
Authorization                                          Division                           years in an easily accessible
                                                                                          place


Advisory                      Law                      Products and Distribution,         Six years, the first two
Agreements                    Division                 LNL Law Division                   years in an easily accessible
                                                                                          place



LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.


LN-Record                     Location                 Person to Contact                  Retention
---------                     --------                 -----------------                  ---------

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence                Product                  Nancy Alford                       Six years, the first two
                              Admin.                                                      years in an easily accessible
                              Product                                                     place
                              Management

Pricing Sheets                Delaware                 Fund Accounting                    Permanently, the first two
                                                                                          years in an easily accessible place


Bank State-                   Delaware                 Fund Accounting                    Six years, the first two
ments, Can-                                                                               years in an easily accessible
celled Checks                                                                             place
and Cash
Reconcilia-
tions


                                                            March 24, 2000